                    SEPARATION AGREEMENT AND MUTUAL RELEASE

THIS SEPARATION AGREEMENT AND MUTUAL RELEASE (this "Agreement") is made and entered into as of March 31, 1999, by and between KENETECH CORPORATION (the "Company"), a Delaware corporation, and MERVIN E. WERTH (the "Employee"), an individual currently employed by the Company as Controller.

                                    RECITALS

The Company has employed the Employee since 1991.

B. The Company and the Employee have previously entered into an agreement concerning the payment of certain bonuses to the Employee during 1998.

C. The Employee and the Company desire to mutually terminate the Employee's employment with the Company and to compromise, settle and release fully and finally all outstanding matters between the Employee and the Company, including all matters relating to the Employee's employment with the Company, his separation from the Company and the termination of his employment with the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the Company and the Employee agree as follows:

Separation Date. The Company and the Employee have agreed that the Employee's employment with the Company shall terminate effective at the close of business on March 31, 1999 (the "Separation Date"). The Employee understands and agrees that, effective as of the Separation Date, he is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company and he has submitted or will submit for reimbursement, with appropriate supporting documentation, all outstanding expenses incurred by him prior to such date.

2. Resignation. The execution of this Agreement shall confirm the Employee's resignation as an officer and employee of the Company effective as of the Separation Date.

Terms of Separation. In consideration of the agreements by the Employee provided herein, including, without limitation, the release by the Employee in Section 4 below, the Company agrees as follows:

(a) In full satisfaction of any claims by the Employee in connection with his employment or the termination of his employment, including, but not limited to, any claims for compensation, bonuses, retention payments, severance payments, fringe benefits, change in control benefits, options, out-placement services or any other payments, the Company shall pay to the Employee a lump sum amount equal to $281,250.00 (which consists of a $250,000 bonus and a $31,250 severance payment), less all applicable deductions, on or prior to the Separation Date. The Employee shall receive, prior to the Separation Date, payment of all accrued vacation. Upon receipt of such accrued vacation pay and any bi-weekly salary payments for the month of March, 1999 not previously paid to the Employee, the Employee acknowledges that he has received his full salary, vacation pay and benefits from the Company in accordance with the Company's regular payroll practices. The Employee further acknowledges that he received a bonus of $81,250 on the first bi-weekly payday in January 1999.

(b) The Company shall deduct and withhold, from the compensation payable to the Employee under this Agreement, any and all Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under any applicable statute or regulation.

(c) The Employee shall cease participation in all employee benefit plans of the Company effective as of the Separation Date, and the Company thereafter shall not be liable for any payments on behalf of the Employee in respect of any fringe benefits provided by the Company.

4. Mutual Releases.

(a) Release By the Employee. Except as to any claims arising out of rights provided under this Agreement, in consideration of the agreements set forth herein, the Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and any related entity and their stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, and subsidiaries, and all persons acting by, through, under or in concert with any of them (collectively, the "Company Releasees"), or any of them, from any and all charges, complaints, claims, assertions of claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising directly or indirectly out of the Employee's employment with the Company, his separation from employment with the Company or the termination of his employment with the Company, which the Employee or his heirs, executors, administrators, agents, successors or assigns, now has, or ever claimed to have, or could claim against each or any of the Company Releasees, from the beginning of time to the present, including, without limitation, any of the following: claims for workers' compensation, claims in equity or law for wrongful discharge, personal injury claims, claims under federal, state or local laws prohibiting discrimination on account of age, national origin, race, sex, disability, religion and other protected classifications, or claims under the Civil Rights Acts of 1866 and 1871, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act of 1990, the Family Medical and Leave Act, and the California Fair Employment and Housing Act or any comparable law of any other State (collectively, the "Employee Claims"). The Employee hereby agrees to forego any right to file any charges or complaints with any governmental agencies or any legal action against the Company Releasees under any of the laws referenced in this subparagraph or with respect to any of the Employee Claims. Notwithstanding the foregoing, the release by the Employee in this subparagraph shall not limit the right of the Employee to seek to enforce the provisions of this Agreement.

(b) Release By The Company. Except as to any claims arising out of rights provided under this Agreement, in consideration for the agreements set forth herein, the Company hereby irrevocably and unconditionally releases, acquits and forever discharges for itself and its agents, successors and assigns, the Employee and his successors and assigns (collectively, the "Employee Releasees"), or any of them, from any and all charges, complaints, claims, assertions of claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising directly or indirectly out of the Employee's employment with the Company, his separation from employment with the Company or the termination of his employment with the Company, which the Company now has, or ever claimed to have, or could claim against each or any of the Employee Releasees. The Company hereby agrees to forego any right to file any charges or complaints with any governmental agencies or any legal action against the Employee Releasees under any of the laws referenced in this paragraph or with respect to any of the foregoing claims. Notwithstanding the foregoing, the release by the Company in this subparagraph shall not limit the right of the Company to seek to enforce the provisions of this Agreement.

5. Waiver of Unknown Claims. The Company and the Employee acknowledge that they are aware that they may hereafter discover claims or facts different from or in addition to those they now know or believe to be true with respect to the matters herein released, and except as to any claims arising out of the rights provided under this Agreement, they agree that the mutual releases set forth above shall be and remain in effect in all respects a complete general release as to the matters released and all claims relative thereto which may exist or may heretofore have existed, notwithstanding any such different or additional facts. The Company and the Employee acknowledge that they have considered the possibility that they may not fully know the number or magnitude of all of the claims which they have or may have against each other and the Releasees of the other party and intend to assume the risk that they are releasing unknown claims. The Company and the Employee acknowledge that they have been informed of Section 1542 of the Civil Code of the State of California and, except as set forth in this Agreement, they do hereby expressly waive and relinquish all rights and benefits which they have or may have under such Section, which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     The Company and the Employee understand and acknowledge the significance and consequences of such specific waiver of Section 1542 and, except as set forth in this Agreement, hereby assume full responsibility for any injuries, damages or losses that they may incur as the result of such waiver.

6. Indemnification and Insurance. To the extent permitted by applicable law, the Company agrees that all rights to indemnification from the Company existing under the law and under the Company's certificate of incorporation and by-laws as of the date hereof, in favor of the Employee as an officer, employee, or agent of the Company shall survive this Agreement and shall continue in full force and effect with respect to any liability for any acts or omissions by the Employee during the period of his employment by the Company. The Company further agrees that, for so long as it maintains directors' and officers' liability insurance that covers any employees of the Company, it shall include the Employee among the insured employees; provided, however, that this Agreement shall not be construed or implied as an obligation to continue to maintain directors' and officers' liability insurance for active or former employees for any period of time.

7.   Confidentiality and Non-disclosure Agreements.

(a) The Employee acknowledges that any confidentiality, proprietary or ownership rights or nondisclosure agreement(s) in favor of the Company or the Company Releasees which he may have entered into in connection with his employment (the "Nondisclosure Agreement(s)") by the Company, are understood to survive, and do survive, the termination of his employment and this Agreement, and accordingly nothing in this Agreement shall be construed as terminating, limiting or otherwise affecting any such Nondisclosure Agreement(s) or the Employee's obligations thereunder.

(b) The Employee agrees that, except to the extent compelled by law or legal process or except to the extent he is required to disclose to governmental authorities in connection with any inquiry, audit or assessment relating to the taxation of any payments provided for herein or except in any litigation or arbitration proceeding between the Company and the Employee as provided herein (in which case the Employee will use his best efforts to ensure that such information is maintained as confidential by the persons to whom he is compelled or required to disclose such information), the Employee will not: (i) disclose or communicate confidential information of the Company to any third party (including governmental agencies and employees and former employees of the Company); (ii) make use of confidential information of the Company for his own behalf, or on behalf of any third party; or (iii) facilitate, assist, persuade or attempt to facilitate, assist or persuade any third party to commence or prosecute any legal proceedings against the Company or any Company Releasees. If the Employee receives, is notified of, or is served with a subpoena, summons, complaint, order, notice, notice of deposition or any other legal process or request for information in connection with any legal or quasi-legal proceeding, including, but not limited to, any action at law or equity, arbitration, administrative proceeding or governmental, self-regulating organization or stock exchange investigation, relating to the performance of his services as an employee, officer or as a director of the Company, or which, if complied with by the Employee, might compel or lead to the disclosure by the Employee of confidential information of the Company, the Employee shall immediately notify the Company and provide the Company with a copy of the same.

8. Company Property and Information. The Company and the Employee agree that the Employee, as of the Separation Date, has returned or will return to the Company all Company Information (defined below) and files containing
     Company Information; credit cards; cardkey passes; door and file keys; automobiles; computer access codes, computer discs, magnetic media; software; and all other physical property which the Employee received in connection with his employment. The term "Company Information" as used in this Agreement means confidential or proprietary business or financial information of the Company. The Employee further represents and warrants that he has not, except in the ordinary course of business and in accordance with Company policies and procedures, destroyed or discarded any documents or information.

9.   Confidentiality of This Agreement.

     (a) The Employee and the Company mutually represent and agree that, except to the extent required by law or as otherwise provided herein, they will keep the terms, and the fact, of this Agreement completely confidential and they will not hereafter disclose any information concerning this Agreement to any person; provided, however, that the Employee may disclose the terms, and the fact, of this Agreement to his immediate family and either party may disclose the terms hereof to his or its legal and tax advisors, if such persons agree to keep such information confidential and not disclose it to others, except as provided herein or as otherwise required by applicable laws and regulations. The Company will file with the Securities and Exchange Commission a current report on Form 10-K disclosing the Employee's resignation and may make such other disclosure as required or appropriate under applicable laws and regulations. Without limitation of the foregoing, the Company and the Employee further mutually represent and agree that they will not make any statements, whether of a public or private nature, to any person that reasonably could be construed as damaging to the business, image, reputation or integrity of the other, except such statements as he or his legal advisers may make in connection with a disclosure permitted herein.

     (b) The Company agrees that it shall respond to all inquiries concerning the Employee's employment by the Company, including inquiries by prospective employers, by confirming the dates of the Employee's employment and the positions he held.

     (c) The provisions set forth in subparagraphs (a) and (b) above are material terms of this Agreement, and a breach of any of those provisions shall constitute a material breach of this Agreement.

     (d) The Employee (including the Employee Releasees) and the Company (including the Company Releasees) specifically reserve all of their rights in connection with any claims for personal injuries and non-economic damages, including or resulting from injuries to their health and personal reputation, business reputation, defamation, tortious denial of contract, tortious interference with contract, intentional or negligent infliction of emotional distress, mental suffering, anxiety, anguish, humiliation, fraud, violation of public policy, or any other damages which may arise out of any conduct by the Employee or by the Company or it officers, directors, employees or agents which is inconsistent with the provisions of subparagraphs (a) and (b) above.

10. Consideration. The Company and the Employee mutually acknowledge that neither is required to enter into this Agreement, and the Employee acknowledges that the consideration to be received by him under this Agreement is adequate and that the promises and agreements made by the Company in this Agreement are in consideration of the Employee's agreement to provide the releases set forth in Section 4 above.

11. Receipt of This Agreement. The Employee acknowledges that he has been given the opportunity to consider the terms of this Agreement for up to twenty-one (21) days.

12. Revocability. This Agreement is revocable by the Employee for seven (7) days after it is signed by him. This Agreement shall not be effective or enforceable until eight (8) days after the Employee signs this Agreement and shall only be effective and enforceable if he does not revoke it in the meantime. To revoke this Agreement, the Employee shall deliver a letter of revocation to the Company at 500 Sansome Street, Suite 410 within seven (7) days following the date the Employee signs this Agreement, and such letter of revocation shall be accompanied by the Employee's repayment in full of all amounts paid by the Company to or on behalf of the Employee pursuant to
     Section 3 hereof, exclusive of accrued vacation and regular bi-weekly salary payments.

13. Voluntary Agreement. The Employee represents and agrees that he has been advised by the Company of his right to discuss all aspects of this Agreement with his attorneys, that he has voluntarily chosen not to avail himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.

14.  General Provisions.

     (a) The Employee represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation, inducement, agreement or statement not set forth herein made by any of the Company Releasees or by any of the Company Releasees' agents, representatives or attorneys with regard to the subject matter of this Agreement or otherwise.

     (b) The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

     (c) The Company and the Employee mutually agree that neither may assign this Agreement, or any rights or obligations under this Agreement, to any person or entity without the express prior written approval of the other.

     (d) This Agreement sets forth the entire agreement between the Company and the Employee and supersedes any and all prior agreements or understandings between the Company and the Employee pertaining to the subject matter hereof. This Agreement shall inure to the benefit of and be binding upon the successors in interest and assigns of each party except as otherwise provided herein.

     (e) The effect, intent and construction of this Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of laws rules thereof.

     (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first set forth above.


KENETECH CORPORATION


By_________________________                         ___________________________
 Name: Mark D. Lerdal                               MERVIN E. WERTH
 Title:    President and Chief Executive Officer